UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2020

VIATRIS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39695	83-4364296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Mylan Boulevard, Canonsburg, Pennsylvania , 15317

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (724) 514-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VTRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On November 19, 2020, Viatris Inc. (“Viatris”) filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing that, among other things, on November 16, 2020, Viatris announced a significant global restructuring program in order to achieve synergies of $1 billion over the next four years, or sooner, and ensure the new company is optimally structured and efficiently resourced to deliver sustainable value to patients, shareholders, customers, and other stakeholders. Viatris’ restructuring initiative incorporates and expands on the restructuring program announced by Mylan N.V. (“Mylan”) earlier in 2020 as part of its business transformation efforts. At the time of the Original Form 8-K, Viatris was unable to determine the estimated amount or range of amounts to be incurred by major cost type or the future cash expenditures pursuant to this restructuring initiative. Viatris is filing this Form 8-K/A to provide additional details finalized since the Original Form 8-K.

On December 11, 2020, Viatris announced additional details with respect to this global restructuring program. Viatris’ initiative is intended to reduce the company’s cost base by at least $1 billion by the end of 2024 or sooner, with a significant portion of the reduction expected to be achieved within the first two years. The company expects to optimize its commercial capabilities and enabling functions, and close, downsize or divest up to 15 manufacturing facilities globally that are deemed to be no longer viable either due to surplus capacity, challenging market dynamics or a shift in its product portfolio toward more complex products. As a result, Viatris expects that up to 20% of its global workforce of approximately 45,000 may be impacted upon completion of the restructuring initiative.

The company identified five impacted sites in the latest announcement: its oral solid dose manufacturing facilities in Morgantown, West Virginia, Baldoyle, Ireland, and Caguas, Puerto Rico, and its Unit 11 and Unit 12 active pharmaceutical ingredient (API) manufacturing facilities in India. The workforce reductions at these five sites are expected to occur in phases over the next few years. For the committed restructuring actions related to these five sites, the company expects to incur total pre-tax charges ranging between $500 million and $600 million. Such charges are expected to include between $225 million and $275 million of non-cash charges mainly related to accelerated depreciation and asset impairment charges, including inventory write-offs. The remaining estimated cash costs of between $275 million and $325 million are expected to be primarily related to severance and employee benefits expense, as well as other costs, including those related to contract terminations and decommissioning costs. In addition, management believes the potential annual savings related to these committed restructuring activities to be between $250 million and $300 million once fully implemented, with most of these savings expected to improve operating cash flow.

Viatris continues to develop the details of the global restructuring program, including workforce actions and other potential restructuring activities beyond the actions already announced and plans to provide updated disclosures to the extent that additional actions or activities are finalized under the program in the future. At this time, any additional charges or expected savings related to the additional restructuring activities cannot be reasonably estimated.

Forward-Looking Statements.

This report includes forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, that Viatris’ initiative is intended to reduce the company’s cost base by at least $1 billion by the end of 2024 or sooner, with a significant portion of the reduction expected to be achieved within the first two years; that the company expects to optimize its commercial capabilities and enabling functions, and close, downsize or divest up to 15 manufacturing facilities globally that are deemed to be no longer viable either due to surplus capacity, challenging market dynamics or a shift in its product portfolio toward more complex products; that Viatris expects that up to 20% of its global workforce of approximately 45,000 may be impacted upon completion of the restructuring initiative; that the workforce reductions at the five impacted sites are expected to occur in phases over the next few years; that for the committed restructuring actions related to these five sites, the company expects to incur total pre-tax charges ranging between $500 million and $600 million; that such charges are expected to include between $225 million and $275 million of non-cash charges mainly related to accelerated depreciation and asset impairment charges, including inventory write-offs; that the remaining estimated cash costs of between $275 million and $325 million are expected to be primarily related to severance and employee benefits expense, as well as other costs, including those related to contract terminations and decommissioning costs; that management believes the potential annual savings related to these committed restructuring activities to be between $250 million and $300 million once fully implemented, with most of these savings expected to improve operating cash flow; and that Viatris plans to provide updated disclosures to the extent that additional actions or activities are finalized under the program in the future. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the potential impact of public health outbreaks, epidemics and pandemics, including the ongoing challenges and uncertainties posed by the COVID-19 pandemic; the integration of Mylan and Pfizer Inc.’s Upjohn business (the “Upjohn Business”) being more difficult, time consuming or costly than expected; the possibility that Viatris may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the transaction pursuant to which Mylan combined with the Upjohn Business in a Reverse Morris Trust transaction (the “Combination”) and Upjohn Inc. (“Upjohn”) became the parent entity of the combined Upjohn Business and Mylan business and was renamed Viatris effective as of the closing of the Combination within the expected timeframe or at all or to successfully integrate Mylan and the Upjohn Business; uncertainties and matters beyond the control of management; and the other risks detailed in Viatris’ (and, prior to the closing of the Combination, Upjohn’s) filings with the Securities and Exchange Commission. Viatris undertakes no obligation to update these statements for revisions or changes after the date of this release other than as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIATRIS INC.

By:	/s/ Paul Campbell
Paul Campbell
Chief Accounting Officer (Principal Accounting Officer)

Date:	December 11, 2020